                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of Orius Corp. of our reports relating to the following financial statements which appear in such Registration Statement.


                    FINANCIAL STATEMENTS                      DATE OF REPORT
                    --------------------                      --------------
Orius Corp. and Subsidiaries (Formerly LISN Holdings,
  Inc.).....................................................   March 31, 2000
Orius Corp. and Subsidiaries (Formerly NATG Holdings,
  Inc.).....................................................   March 31, 2000
DAS-CO of Idaho, Inc. ......................................      May 3, 1999
                                                              August 16, 2000
U.S. Cable, Inc. ...........................................    April 1, 1999
Copenhagen Utilities and Construction, Inc. ................     May 20, 1999
CATV Subscriber Services, Inc. and Subsidiary...............   April 23, 1999
Texel Corporation...........................................     May 14, 1999
                                                                June 11, 1999


     We also consent to the references to us under the headings "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, Illinois

August 21, 2000